EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK5 Trust 2024-5YR9 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer for the BioMed 2024 Portfolio 2 Mortgage Loan, KeyBank National Association, as Special Servicer for the BioMed 2024 Portfolio 2 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the BioMed 2024 Portfolio 2 Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the BioMed 2024 Portfolio 2 Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 640 5th Avenue Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 640 5th Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 640 5th Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 640 5th Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 640 5th Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 640 5th Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Showcase I Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Showcase I Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Showcase I Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Showcase I Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Showcase I Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Showcase I Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Cummins Station Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Cummins Station Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Cummins Station Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Cummins Station Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Cummins Station Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Cummins Station Mortgage Loan,  Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Bronx Terminal Market Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bronx Terminal Market Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Bronx Terminal Market Mortgage Loan, Citibank, N.A., as Custodian for the Bronx Terminal Market Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Bronx Terminal Market Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Culver Steps Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Culver Steps Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Culver Steps Mortgage Loan, Citibank, N.A., as Custodian for the Culver Steps Mortgage Loan and Pentalpha Surveillance LLC, as Operating Advisor for the Culver Steps Mortgage Loan.

Dated: March 20, 2025

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)